Exhibit 21.1

Subsidiaries of Realogy Corporation

Access Title LLC (Joint Venture)

Alpha Referral Network LLC

American Title Company of Houston

APEX Real Estate Information Services, LLC

Apple Ridge Funding LLC

Apple Ridge Services Corporation

Associated Client Referral LLC

Associates Investments

Associates Realty Network

Associates Realty, Inc.

ATCOH Holding Company

Atlantic Title & Trust, LLC (Joint Venture)

Batjac Real Estate Corp.

Better Homes and Gardens Real Estate Licensee LLC

Better Homes and Gardens Real Estate LLC

Bob Tendler Real Estate, Inc.

Burgdorff LLC

Burgdorff Referral Associates LLC

Burnet Realty LLC

Burnet Title Holding LLC

Burnet Title LLC

Burnet Title of Indiana, LLC (Joint Venture)

Burnet Title of Ohio, LLC

Burrow Escrow Services, Inc.

C21 TM LLC

Career Development Center, LLC

Cartus Asset Recovery Corporation

Cartus Business Answers No. 2 Plc

Cartus Corporation

Cartus Corporation (Canada)

Cartus Corporation Limited

CARTUS CORPORATION PTE LTD.

Cartus Financial Corporation

Cartus Funding Limited

Cartus Global Holdings Limited

Cartus Holdings Limited

Cartus II Limited

Cartus Limited

Cartus Management Consulting (Shanghai) Co., Ltd.

Cartus Partner Corporation

Cartus Property Services Limited

Cartus Pty Ltd.

Cartus Puerto Rico Corporation

Cartus Relocation Corporation

Cartus Services II Limited

Cartus Services Limited

Cartus UK Plc

CB TM LLC

CDRE TM LLC

Century 21 Real Estate LLC

CGRN, Inc.

Coldwell Banker Canada Operations ULC

Coldwell Banker Commercial Pacific Properties LLC

Coldwell Banker LLC

Coldwell Banker Pacific Properties LLC

Coldwell Banker Real Estate LLC

Coldwell Banker Real Estate Services LLC

Coldwell Banker Residential Brokerage Company

Coldwell Banker Residential Brokerage LLC

Coldwell Banker Residential Real Estate LLC

Coldwell Banker Residential Real Estate Services of Wisconsin, Inc.

Coldwell Banker Residential Referral Network

Coldwell Banker Residential Referral Network, Inc.

Colorado Commercial, LLC

Cook--Pony Farm Real Estate, Inc.

Cornerstone Title Company

Cotton Real Estate, Inc.

CTS Corporation

CTS Exchange Corp.

CTS Service Corp.

DeWolfe Realty Affiliates

DeWolfe Relocation Services, Inc.

Equity Title Company

Equity Title Messenger Service Holding LLC

ERA Franchise Systems LLC

ERA General Agency Corporation

ERA General Agency of New Jersey, Inc.

ERA TM LLC

Fairtide Insurance Ltd.

FedState Strategic Consulting, Incorporated

First Advantage Title, LLC (Joint Venture)

First California Escrow Corporation

First Place Title, LLC (Joint Venture)

Florida’s Preferred School of Real Estate, Inc.

Franchise Settlement Services LLC

Fred Sands School of Real Estate

FSA Membership Services, LLC

Global Client Solutions LLC

Guardian Holding Company

Guardian Title Agency, LLC

Guardian Title Company

Gulf South Settlement Services, LLC

HFS Mobility Services Inc.

Hillshire House, Incorporated

Home Referral Network LLC

Island Settlement Services, LLC (Joint Venture)

J.W. Riker—Northern R.I., Inc.

Jack Gaughen LLC

Kenosia Funding, LLC

Keystone Closing Services LLC

King Title Services, LLC (Joint Venture)

Landmark Shelfco Limited

Lincoln Settlement Services of Indiana LLC

Lincoln Title, LLC (Joint Venture)

Market Street Settlement Group LLC

Mercury Title LLC (Joint Venture)

Metro Title, LLC (Joint Venture)

Mid-Atlantic Settlement Services LLC

National Coordination Alliance LLC

NRT Arizona Commercial LLC

NRT Arizona Exito LLC

NRT Arizona LLC

NRT Arizona Referral LLC

NRT Colorado LLC

NRT Columbus LLC

NRT Commercial LLC

NRT Commercial Ohio Incorporated

NRT Commercial Utah LLC

NRT Devonshire LLC

NRT Hawaii Referral, LLC

NRT Insurance Agency, Inc.

NRT LLC

NRT Mid-Atlantic LLC

NRT Missouri LLC

NRT Missouri Referral Network LLC

NRT Missouri, Inc.

NRT New England LLC

NRT New York LLC

NRT Northfork LLC

NRT Pittsburgh LLC

NRT Referral Network LLC

NRT Relocation LLC

NRT REOExperts LLC

NRT Settlement Services of Missouri LLC

NRT Settlement Services of Texas LLC

NRT Sunshine Inc.

NRT Texas LLC

NRT Texas Real Estate Services LLC

NRT The Condo Store LLC

NRT Title Agency, LLC (Joint Venture)

NRT Title Services of Maryland, LLC (Joint Venture)

NRT Utah LLC

O’Conor, Piper & Flynn Recreational and Social Club, Inc.

Oncor International LLC

Pacesetter Nevada, Inc.

Pacific Access Holding Company, LLC

Pacific Properties Referrals, Inc.

PHH Network Services S.A. de C.V.

Platinum Title & Settlement Services, LLC (Joint Venture)

Prime Commercial, Inc.

Processing Solutions LLC

Professionals’ Title Company, LLC (Joint Venture)

Progressive Title Company, Inc.

Quality Choice Title LLC (Joint Venture)

Real Estate Referral LLC

Real Estate Referral Network LLC

Real Estate Referrals LLC

Real Estate Services LLC

Real Estate Services of Pennsylvania LLC

Realogy Blue Devil Holdco LLC

Realogy Cavalier Holdco LLC

Realogy Charitable Foundation, Inc.

Realogy Franchise Group LLC

Realogy Global Services LLC

Realogy Licensing LLC

Realogy Operations LLC

Realogy Services Group LLC

Realogy Services Venture Partner LLC

Realty Stars, Ltd.

Referral Associates of Florida LLC

Referral Associates of New England LLC

Referral Network LLC

Referral Network Plus, Inc.

Referral Network, Inc. (RNI)

Referral Network, LLC

Riverbend Title, LLC (Joint Venture)

RT Title Agency, LLC (Joint Venture)

Secured Land Transfers LLC

Security Settlement Services, LLC (Joint Venture)

Shelton Recovery LLC (Joint Venture)

Skyline Title, LLC (Joint Venture)

Sotheby’s International Realty Affiliates LLC

Sotheby’s International Realty Licensee LLC

Sotheby’s International Realty Limited

Sotheby’s International Realty Referral Company, LLC

Sotheby’s International Realty, Inc.

South Land Title Co., Inc.

South-Land Title of Montgomery County, Inc.

St. Joe Real Estate Services, Inc.

St. Joe Title Services LLC

St. Mary’s Title Services, LLC (Joint Venture)

Summit Escrow

Sunland Title, LLC (Joint Venture)

TAW Holding Inc.

Texas American Title Company

Texas American Title Company of Corpus Christi LLC

The Corcoran Group Eastside, Inc.

The DeWolfe Companies, Inc.

The DeWolfe Company, Inc.

The Four Star Corp.

The Masiello Group Closing Services, LLC (Joint Venture)

The Miller Group, Inc.

The Sunshine Group (Florida) Ltd. Corp. (Joint Venture)

The Sunshine Group, Ltd.

Title Resource Group Affiliates Holdings LLC

Title Resource Group Holdings LLC

Title Resource Group LLC

Title Resource Group Services LLC

Title Resource Group Settlement Services, LLC

Title Resources Guaranty Company

Title Resources Incorporated

TRG Services, Escrow, Inc.

TRG Settlement Services, LLP

Trust of New England, Inc.

US National 1031 Exchange LLC

Valley of California, Inc.

West Coast Escrow Company

West Coast Valencia Escrow Company, Inc. (Joint Venture)

William Orange Realty, Inc.

World Real Estate Marketing LLC

Trust—Wells Fargo Bank Northwest, N.A.